Registration No. 333-192983
As filed with the Securities and Exchange Commission on December 16, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Madison County Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	46-0658311
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 West Third Street
Madison, Nebraska 68748
(Address of Principal Executive Offices)

Madison County Financial, Inc. 2013 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Mr. David J. Warnemunde	Steven Lanter, Esq.
President and	Luse Gorman, PC
Chief Executive Officer	5335 Wisconsin Ave., N.W., Suite 780
Madison County Financial, Inc.	Washington, DC 20015
111 West Third Street	(202) 274-2000
Madison, Nebraska 68748
(402) 454-6511
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [ X ]
(Do not check if a smaller reporting company)

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.464.

EXPLANATORY NOTE

Madison County Financial, Inc. is a savings and loan holding company and the classes of securities to which this Registration Statement relates are held by fewer than 1,200 shareholders of record.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Madison County Financial, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, and all other securities registered under the Registration Statement that remain unsold.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, in the State of Nebraska, on this 16th day of December, 2015.

MADISON COUNTY FINANCIAL, INC.
By:	/s/ David. J. Warnemunde
David. J. Warnemunde
President, Chief Executive Officer and a Director
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Madison County Financial, Inc. (the “Company”) hereby severally constitute and appoint David J. Warnemunde, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said David J. Warnemunde may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock and options to purchase common offered or sold to the Madison County Financial, Inc. 2013 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said David J. Warnemunde shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ David J. Warnemunde	President, Chief Executive	December 16, 2015
David J. Warnemunde	Officer and Chairman of the Board
(Principal Executive Officer)

/s/ Brenda L. Borchers	Chief Financial Officer	December 16, 2015
Brenda L. Borchers	(Principal Financial and
Accounting Officer)

/s/ Ivan J. Beller	Director	December 16, 2015
Ivan J. Beller

/s/ Warren R. Blank	Director	December 16, 2015
Warren R. Blank

/s/ Jon M. Moyer	Director	December 16, 2015
Jon M. Moyer

/s/ Daniel L. Tunink	Director	December 16, 2015
Daniel L. Tunink

/s/ David D. Warnemunde	Director	December 16, 2015
David D. Warnemunde

	Director	December 16, 2015
James R. Becker